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Exhibit 10.49

CAREMARK RX INC.
DIRECTOR DEFERRED COMPENSATION PLAN

        CAREMARK RX INC. (the "Company") hereby establishes this Caremark Rx, Inc. Director Deferred Compensation Plan (the "Plan") effective as of May 1, 2002.

ARTICLE 1

PURPOSE AND CONSTRUCTION

        1.1    Purpose.    The purpose of the Plan is to provide tax-deferred savings to non-employee Directors by allowing them to elect to defer a designated percentage of compensation otherwise payable for service as members of the Company's Board of Directors.

        1.2    Construction.    The Plan is an unfunded plan, maintained for the purpose of providing deferred compensation to individuals who are not employees and is intended to be exempt from the provisions of the Employee Retirement Income Security Act of 1974. The Plan also is intended to be unfunded for income tax purposes and will be administered and construed consistent with that intent.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

        2.1    Eligibility.    Any individual who is serving on the Company's Board of Directors who is not an employee of the Company or one of its subsidiaries (an "Outside Director") shall be eligible to participate in the Plan.

        2.2    Election to Participate.    Each Outside Director eligible to participate in the Plan becomes a participant (a "Participant") by electing, in a manner prescribed by the Company, to have units, valued in accordance with the provisions of Article 3, credited to him or her during any calendar year based on a percentage of his or her cash compensation otherwise payable for service on the Company's Board of Directors. For this purpose, the term "compensation" shall include all annual retainers and, unless otherwise determined by the Company, meeting fees payable to an Outside Director. Each Participant may defer a designated percentage of his or her compensation, in whole percentage points, up to 100 percent of such compensation. An Outside Director eligible to participate shall be permitted to enter the Plan as of the first day of the calendar quarter immediately following the date on which he or she first becomes eligible to participate in the Plan.

        2.3    Changes to Elections.    An election to defer compensation under the Plan shall continue in effect until the Participant elects to change or to discontinue the election. Any change or discontinuance of an election to defer compensation shall be valid for any calendar quarter beginning after the change or discontinuance notice is received by the Company, on a form and in a manner prescribed by the Company at its discretion, so long as such notice is received by the Company not less than 30 days prior to the first day of the calendar quarter. Any change or discontinuance of an election to defer compensation shall not apply to any compensation attributable to services already rendered or any compensation already paid to the Participant.

        2.4    Duration of Participation.    A Participant shall continue to be a Participant until the entire amount due under the Plan, if any, is paid to the Participant and/or to his or her beneficiary.

        2.5    Participant Obligations.    Each Participant is bound by all of the terms and conditions of the Plan, all rules and regulations established from time to time by the Company and all decisions made by the Company in accordance with the Plan. Each Participant must furnish to the Company all pertinent information and execute all forms, agreements and other instruments requested by the Company.

ARTICLE 3

CREDITING OF UNITS

        The Company shall establish a bookkeeping account (the "Account") on behalf of each Participant under the Plan. Over the course of each calendar quarter, the Company shall accrue the amount of compensation elected by the Participant to be deferred under the Plan, and in the month following the end of each calendar quarter, shall increase such amount deferred for the prior calendar quarter by 15 percent (the "Premium"). With respect to each calendar quarter, the Company shall credit each Participant's Account with a number of units ("Units") based upon the amount of compensation deferred during such calendar quarter and the Premium related thereto. The number of Units credited on behalf of a Participant with respect to any calendar quarter shall be determined by dividing the sum of the amount of compensation deferred during such calendar quarter and the Premium related thereto by the average value of the Company's common stock as determined hereunder. The average value of the Company's common stock shall mean the average closing price of a share of the Company's common stock as reflected by composite trading on the New York Stock Exchange over the last ten (10) trading days of the calendar quarter. For record-keeping purposes, and to facilitate the payment of benefits in accordance with the provisions of Section 4.1(b), the Company shall establish sub-accounts under each Participant's Account to include the number of Units, as adjusted in accordance with Section 9.1, credited to such Account with respect to each calendar year (the "Annual Credit").

ARTICLE 4

PAYMENT OF BENEFITS

        4.1    Payment of Benefits.    (a) Within a reasonably practicable period of time following the earlier of (i) the consummation of a "Change in Control" of the Company, as defined in Section 4.2, or (ii) the cessation of Participant's status as an Outside Director, including but not limited to cessation due to the Participant's death, the Company shall make payment to the Participant (or the Participant's beneficiary, if applicable) of his or her accumulated benefit under the Plan held in the Participant's Account.

        (b)  Notwithstanding the foregoing, in accordance with procedures established by the Company in its sole discretion, a Participant may elect to receive payment of any Annual Credit held in his or her Account as of a date earlier than otherwise applicable under Section 4.1(a), but in no case less than four (4) years after the last day of the calendar year in which the compensation attributable to Annual Credit was deferred. An election under this Section 4.1(b) with respect to the payment of any Annual Credit shall be effective only as of the first day of the calendar year after such an election is received by the Company, and shall continue in effect with respect to Annual Credits accrued in subsequent calendar years until the election is revoked by the Participant.

        (c)  The payment of a Participant's accumulated benefit under the Plan, or, if applicable, of the balance of any Annual Credit, will be paid to the Participant (or the Participant's beneficiary, if applicable) as a lump sum payment in the form of Company common stock. The number of shares of Company common stock to be so paid to or on behalf of the Participant shall be equal to the number of Units held in the Participant's Account at the time payment is made or, if applicable the amount of Units attributable to the Annual Credit being paid; provided, that no fractional shares of the Company's common stock shall be paid and the Company shall pay cash in lieu of such fractional shares in an amount determined by the Company in its sole discretion.

        4.2    Change in Control.    The Company shall be deemed to have consummated a Change in Control for purposes of the Plan upon the occurrence of any of the following events:

          (a)  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, that the following acquisitions shall not constitute a Change in Control: (i) an acquisition by or directly from the Company; (ii) an acquisition by any employee benefit plan or trust sponsored or maintained by the Company; and (iii) any acquisition described in subclauses (A) or (B) of subsection (b) below; or

          (b)  The approval by the stockholders of the Company of (i) a complete dissolution or liquidation of the Company; (ii) a sale or other disposition of all or substantially all of the Company's assets; or (iii) a reorganization, merger, or consolidation ("Business Combination") unless either (A) all or substantially all of the stockholders of the Company immediately prior to the Business Combination own more than 50% of the voting securities of the entity surviving the Business Combination, or the entity which directly or indirectly controls such surviving entity, in substantially the same proportion as they owned the voting securities of the Company immediately prior thereto or (B) the consideration (other than cash paid in lieu of fractional shares or payment upon perfection of appraisal rights) issued to stockholders of the Company in the Business Combination is solely common stock that is publicly traded on an established securities exchange in the United States.

        4.3    Beneficiaries.    A Participant may designate in writing on a form provided by or acceptable to the Company a beneficiary or beneficiaries to be paid any benefits that are payable under the Plan following the Participant's death. In the absence of any written designation of a beneficiary, any benefits payable under the Plan following the Participant's death shall be payable to his or her surviving spouse, or if none, to his or her estate.

        4.4    Payment in the Event of Incapacity.    If any individual entitled to receive a payment under the Plan is determined by the Company, in its sole discretion, to be physically, mentally, or legally incapable of receiving or acknowledging receipt of such payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) direct payment to either the Participant's beneficiary or the Participant's spouse, children or other relatives by blood or marriage. The Company is not required to see to the proper application of such payments, and the payment to any such individual completely discharges all claims which the Participant (and his or her heirs and successors) have under the Plan to the extent of the payment.

        4.5    In-Service Withdrawals.    In the event that a Participant suffers an unforeseeable, immediate and heavy financial need that cannot reasonably be met from other sources, the Participant may request a payment from his or her Account in an amount not to exceed the amount needed to meet the immediate and heavy financial need. The Participant must first submit a written request to the Company explaining the nature of the hardship and the amount required to meet the financial need. The Participant will be required to certify that the need cannot be reasonably met from other sources. The determination of the financial need and lack of availability of funds from other sources will be made by the Company, in its sole discretion. Upon approval, the Company shall (1) reduce the Participant's Account by the Premiums credited thereto under Article 3 to the extent attributable to the amount to be withdrawn by the Participant and (2) make a lump sum cash payment to the Participant equal to the amount required to meet the financial need. In no event shall the Company pay more than the value of the Participant's Account after it is reduced by the Premiums as described in the preceding sentence. In determining the value of the Participant's Account for purposes of this Section 4.5, the value of a Unit shall be the closing price of a share of the Company's common stock as reflected by composite trading on the New York Stock Exchange on the date that the value is being determined, or, if there are no transactions on that date, then the closing price for the preceding date upon which transactions occurred.

        4.6    Regulatory Compliance and Listing.    The issuance or delivery of any shares may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements or any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

        4.7    Withholding of Taxes.    Any taxes required to be paid by law with respect to the benefits paid under this Plan may be satisfied by either reducing the number of shares of common stock otherwise deliverable to an Outside Director or reducing the amount of cash otherwise payable, as applicable.

ARTICLE 5

PLAN ADMINISTRATION

        5.1    Powers of the Company.    The Company has discretionary authority to (a) construe, interpret, apply and enforce the terms of the Plan, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous calculations, (b) make any rules and regulations the Company determines are consistent with the terms of, and necessary or advisable in connection with the administration of, the Plan, (c) modify or rescind such rules or regulations and (d) make such other determinations and take such action as the Company deems necessary or advisable. The actions of the Company shall be final and binding on all persons and parties concerned. The Company may retain any accounting, legal, clerical and other services reasonably required by it in the administration of the Plan. The Company may agree to pay reasonable compensation for such services, and the Company shall pay all of the reasonable expenses of the administration of the Plan.

        5.2    Claim Procedure.    The Company will establish a process for Participants and beneficiaries to submit claims and to make decisions on claims under this Plan.

ARTICLE 6

AMENDMENT

        The Company reserves the right to amend the Plan at any time and in any fashion as it deems advisable. To be effective, any amendment to the Plan must be stated in a written instrument adopted by the Company. An amendment to the Plan adopted under this section is binding on all interested parties as of the effective date of the amendment. No amendment to the Plan may have any retroactive effect that deprives any Participant, or the beneficiary of a deceased Participant, of any material benefit, right or feature to which the Participant is entitled under the terms of the Plan immediately prior to the effective date of the amendment.

ARTICLE 7

TERMINATION

        7.1    Termination of Plan.    The Company reserves the right to terminate the Plan at any time. The Plan will terminate as of the date designated by the Company.

        7.2    Effect of Termination on Participant Accounts.    Upon termination of the Plan, the Company may in its sole discretion elect to (a) cause all Units to be paid in accordance with the terms of the Plan; (b) cause the value of all Units held in a Participant's Account to be paid in cash or (c) cause all Units to become payable on a specified date based upon a valuation date on or after the date of such action. Upon termination of the Plan, no additional Units will be credited to Participants' Accounts.

ARTICLE 8

FUNDING

        The Company's obligations under this Plan shall be general obligations of the Company and shall not be secured in any manner. Any claim for benefits under this Plan is solely an obligation of the Company. The Company shall not be required to place any assets or shares of the Company's common stock in trust or in escrow or otherwise physically or legally segregate assets or shares for the benefit of any Participant or his or her beneficiaries, and the eventual payment of benefits under this Plan shall not be secured by the issuance of any negotiable instrument or other evidence of indebtedness of the Company. No participant, beneficiary or other person shall be deemed to have any property interest, legal or equitable, in any specific assets of the Company as a result of the benefits provided by this Plan. To the extent that any person acquires any right to receive payments under this Plan, that right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of the Company. In no event shall any of the directors, officers or employees of the Company or any affiliate be liable in their individual capacities to any person whomsoever for the payment of benefits under the Plan.

ARTICLE 9

GENERAL AND MISCELLANEOUS PROVISIONS.

        9.1    Adjustment.    In the event that any dividend is paid by the Company with respect to its common stock (whether in the form of cash, common stock or other property), then the Company shall, in such manner it deems equitable or appropriate, adjust the number of Units allocated to the Participant's Account to reflect such dividend. In the event that a recapitalization, reorganization, merger, consolidation, spin-off, repurchase or share exchange or other similar corporate transaction or event occurs with respect to the Company such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the rights of the Participants under the Plan, then the Company shall, in such manner it deems equitable or appropriate, adjust any or all of the Units allocated to the Participant's Account.

        9.2    Vesting.    A Participant is 100 percent vested in the number of Units held in his or her Account at all times.

        9.3    No Guarantee of Directorship.    Participation in this Plan will in no way interfere with any rights the shareholders have in the absence of such participation to determine the duration of the Participant's directorship with the Company.

        9.4    No Shareholder Rights.    Nothing in this Plan shall be construed as giving a Participant any rights as a shareholder of the Company unless and until shares of the Company's common stock are issued or transferred to the Participant in accordance with the terms of the Plan.

        9.5    Waiver of Breach.    If the Company or any Participant fails to require the other to perform any term of this Plan, then that failure does not prevent the party from later enforcing that term. If either the Company or any Participant waives the other's breach of a term, then that waiver is not treated as waiving a later breach of the term. This Plan constitutes the entire agreement of the parties with respect to the Units, and a Participant may not rely on any promises, representations or undertakings other than those expressly set forth in the Plan.

        9.6    Severability.    If any part of this Plan is for any reason found to be invalid or unenforceable, it shall not affect the other provisions, and this Plan shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company shall in good faith amend the Plan so as to give effect to the original intent of the Company as closely as possible.

        9.7    Non-Assignability.    Neither a Participant nor any beneficiary has the right to sell, transfer, encumber or otherwise convey or assign any right to receive any payment, or any other benefit, under this Plan. No part of amounts payable under the Plan will be subject to seizure or sequestration to pay any debts or judgments owned by a Participant or a beneficiary to any person or entity other than the Company or its affiliates.

        9.8    Tax Treatment.    The Company makes no warranties to any person regarding tax treatment of participation in the Plan and makes no warranties for any action or omission of the Company or Participant in connection with such tax treatment. Each Participant will hold harmless the Company, its affiliates and each of their respective officers, directors, employees, agents and advisors providing services with respect to the Plan, from and against any and all liabilities, losses, costs and expenses (including reasonable legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such person or entity at any time resulting from any income or payroll tax position taken by such person or entity in good faith in connection with the Plan.

        9.9    Successors.    Unless otherwise stated in the Plan, all obligations of the Company under the Plan are binding on all corporate successors to the Company. If an unrelated party acquires some or all of the assets of the Company it will be deemed a successor to the Company only to the extent so provided in the written agreement between the Company and such third party.

        9.10    Governing Law.    Except to the extent that federal law supersedes state-law provisions, this Plan is governed by the substantive laws of the State of Delaware, without giving effect to its choice-of-law provisions. Captions herein are for convenience of reference only and shall not be considered in construing the terms of the Plan.

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CAREMARK RX INC. DIRECTOR DEFERRED COMPENSATION PLAN
ARTICLE 1 PURPOSE AND CONSTRUCTION
ARTICLE 2 ELIGIBILITY AND PARTICIPATION
ARTICLE 3 CREDITING OF UNITS
ARTICLE 4 PAYMENT OF BENEFITS
ARTICLE 5 PLAN ADMINISTRATION
ARTICLE 6 AMENDMENT
ARTICLE 7 TERMINATION
ARTICLE 8 FUNDING
ARTICLE 9 GENERAL AND MISCELLANEOUS PROVISIONS.